Exhibit 99.1

N E W S B U L L E T I N	RE:

PINNACLE ENTERTAINMENT 3800 Howard Hughes Parkway Suite 1800 Las Vegas, Nevada 89109 TRADED: NYSE: PNK

FOR FURTHER INFORMATION:

At the Company:			At CCG Investor /Public Relations
Dan Lee	Steve Capp	Wade Hundley	Sean Collins
Chairman & CEO	CFO	COO	Partner
(702) 784-7777	(702) 784-7777	(702) 784-7777	(818) 789-0100

September 22, 2003

Pinnacle Entertainment Prices

$135 Million Senior Subordinated Notes Offering

LAS VEGAS, September 22 /PRNewswire-FirstCall/ — Pinnacle Entertainment, Inc. (NYSE: PNK – News) announced that on Friday, September 19, it had priced a public offering of $135 million aggregate principal amount of 8.75% senior subordinated notes due 2013. The notes will be issued at a price of 98.369% of par.

The Company intends to use the net proceeds of the offering, which is expected to close on September 25, 2003 subject to customary closing conditions, to fund the Company’s purchase of all of its outstanding 9.50% Senior Subordinated Notes due 2007 through a cash tender offer that was commenced on September 8, 2003 and/or a redemption of notes that are not tendered and accepted for purchase in the tender offer, and to pay costs and expenses associated therewith.

Bear, Stearns & Co. Inc. is the sole book-running manager of the offering, and Banc of America Securities LLC, Lehman Brothers and SG Cowen are acting as joint lead managers. Copies of the prospectus supplement relating to the offering may be obtained from Bear, Stearns & Co. Inc., 383 Madison Avenue, New York, New York 10179; (212) 272-2000.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the new senior subordinated notes nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offer will be made only by means of a prospectus, including the prospectus supplement, forming a part of the effective registration statement. This press release also shall not constitute a notice of redemption of the Company’s 9.50% Senior Subordinated Notes due 2007, and any redemption will be done in accordance with the terms of the indenture governing such notes.

About Pinnacle Entertainment

Pinnacle Entertainment owns and operates seven casinos (four with hotels) in Nevada, Mississippi, Louisiana, Indiana and Argentina, and receives lease income from two card club casinos, both in the Los Angeles metropolitan area. The Company is also developing a major casino resort in Lake Charles, Louisiana, subject to continued compliance with the conditions of the Louisiana Gaming Control Board.

For further information, please contact Dan Lee, Chairman & CEO, +1-702-784-7777, Steve Capp, CFO, +1-702-784-7777, or Wade Hundley, COO, +1-702-784-7777, all of Pinnacle Entertainment; or Sean Collins, Partner, CCG Investor /Public Relations, +1-818-789-0100, for Pinnacle Entertainment.

All statements included in this press release, other than historical information or statements of historical fact, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations and are subject to risks, uncertainties and changes in circumstances that could significantly affect future results. Accordingly, Pinnacle Entertainment cautions that the forward-looking statements contained herein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. Such statements and factors include, but are not limited to, the successful completion of the offering of the new senior subordinated notes. For more information on the potential factors that could affect the Company’s financial results, review the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

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